BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/02/2020

Work Order Item Number:	W2020010202204-325200
Filing Number:	20200393108
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	1/2/2020 2:35:00 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0084932009-4 **Entity Name:** HYPERSOLAR, INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
ANDERSON REGISTERED AGENTS
3225 MCLEOD DRIVE #110, LAS VEGAS, NV 89121, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0084932009-4
Barbara K. Cegavske	Filing Number 20200393108
Secretary of State State Of Nevada	Filed On 1/2/2020 2:35:00 PM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Hypersolar, Inc.

Entity or Nevada Business Identification Number (NVID): NV20091250272

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51 %

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article IV has been amended - See attached Annex A (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Signature of Officer or Authorized Signer — Chief Executive Officer, Title X ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Appendix A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390• After Issuance of Stock)

1. Name of Corporation:
Hypersolar, Inc.

2. The articles have been amended as follows:

ARTICLE IV

The Corporation is authorized to issue an aggregate number of shares equal to 5,005,000,000, of which (i) 5,000,000,000 shall be shares of common stock, par value $0.001 per share, and (ii) 5,000,000 shall be shares of preferred stock, par value $0.001 per share.

The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

HYPERSOLAR, INC.

Nevada Business Identification # NV20091250272
Expiration Date: 02/29/2020

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 01/02/2020.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B20200102483705
You may verify this certificate
online at http://www.nvsos.gov